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                                                                    Exhibit (b)

                         IXIS Advisor Funds Trust III
                           Section 906 Certification

   In connection with the report on Form N-CSR for the period ended
December 31, 2006 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

   2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                          By:
President & Chief Executive Officer          Treasurer
IXIS Advisor Funds Trust III                 IXIS Advisor Funds Trust III

/s/ John T. Hailer                           /s/ Michael C. Kardok
------------------------------------         -----------------------------------
John T. Hailer                               Michael C. Kardok

Date: February 26, 2007                      Date: February 26, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the IXIS Advisor Funds Trust III, and will be retained by the IXIS Advisor Funds Trust III and furnished to the Securities and Exchange Commission or its staff upon request.